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                                                                    Exhibit 21.1


                                  MitoKor, Inc.

                              List of Subsidiaries


               Name of Entity                     Jurisdiction
               --------------                     ------------
               Mimotopes Pty. Ltd.                  Australia
               Apollo BioPharmaceutics, Inc.        Delaware